interCLICK, Inc. Announces Record Revenue and Gross Profit

Revenue Increased 128% Year-over-Year and 26% Sequentially
Gross Profit Rose 235% Year-over-Year and 26% Sequentially
Company Raises 2009 Full-Year Revenue Forecast
Removal of “Going Concern” Reflects Strong Performance and Improved Balance Sheet

NEW YORK--(BUSINESS WIRE)--interCLICK, Inc. (the "Company") (OTCBB: ICLK), a leading behavioral targeting company, announced today its results for the quarter ended June 30, 2009.

Revenue of $10.6 million rose 128% from 2008 second quarter revenue of $4.7 million, and increased 26% sequentially from the 2009 first quarter. Growth was driven by increased demand from existing advertisers as well as strong penetration into new key accounts. A critical change brought about from the downturn in the economy has been the shift in online display advertising budgets away from less efficient site-based buys and towards more efficient audience-based buys, as provided by top ad networks like interCLICK. interCLICK’s proprietary technology has fueled its growth by delivering highly efficient results at greater scale to its clients.

Gross profit of $5.0 million grew 235% from pro forma 2008 second quarter gross profit of $1.3 million, and increased 26% from 2009 first quarter gross profit of $4.0 million. Gross margin of 47.2% compared with pro forma gross margin of 27.0% in the year-earlier period and 47.3% in the prior quarter. Gross margin strength continued to be driven by supply chain management improvements and efficiencies generated through the Company’s advanced proprietary technology platform.

EBITDA was $0.2 million, compared to an EBITDA loss of ($1.6) million in the year-earlier period. Free Cash Flow was $0.1 million, compared to negative Free Cash Flow of ($1.7) million in the year-earlier period.  Definitions of EBITDA and Free Cash Flow, both non-GAAP measures, can be found beginning on page 2, and reconciliations to GAAP measures can be found in the financial tables.

Net loss was ($1.0) million, or ($0.03) per share, compared to a net loss of ($3.9) million, or ($0.11) per share in the year earlier period. The results included $0.3 million of one-time expenses consisting of $0.1 million in non-cash expenses for waivers associated with certain outstanding warrants, as well as $0.2 million in legal and accounting costs primarily arising from our recent private placement and fees relating to the 2008 Options Media divestiture.  The 2008 second quarter results included a loss of $0.8 million in connection with the sale of a discontinued operation.

“Q2 was a very important quarter for us. We saw increased advertiser demand at unprecedented levels which further validated our unique approach,” said Michael Mathews, interCLICK’s CEO.  “We decided to capitalize on this opportunity by investing in our future and building out the infrastructure required to support sustainable growth into 2010 and beyond. We invested heavily in the development of our core technology platform and also built out the operations team required to support the platform. We are very excited to announce that we have already seen tremendous efficiencies created by our approach that sets the stage for very exciting things to come.”

For the six months ended June 30, 2009, interCLICK had revenue of $19.1 million, an increase of 132% compared to revenue of $8.2 million in the year-earlier period.  The Company generated gross profit of $9.0 million, an increase of 326% compared to $2.1 million in the six months ended June 30, 2008. interCLICK recorded a net loss of $(1.0) million, or $(0.03) per share, compared to a net loss of $(7.7) million, or $(0.21) per share in the same six months in 2008.

The Company ended the second quarter with cash and cash equivalents of $2.8 million. During the second quarter, the Company closed a private placement and raised gross proceeds of $2.5 million through the issuance of common stock and warrants. Proceeds from the transaction are being used for working capital and general corporate purposes. For the first time, the Company’s financial statements did not contain a going-concern footnote.

Business Outlook:

interCLICK expects third quarter revenue to exceed $12.5 million and gross margin to approach 50%. The Company raised its full-year revenue forecast today to exceed $44 million, an increase of at least 96% compared to 2008. Previously, the Company forecast that revenue would exceed $40 million. For the month of July, interCLICK had revenue in excess of $4 million.

Conference Call:

The Company will hold a conference call at 4:30 p.m. eastern time today to discuss the results. Interested parties should dial (866) 550-6338 (domestically) or (347) 284-6930 (internationally) and use conference ID 6596014. There will be a replay of the call available for 30 days. To access the replay, interested parties should dial (888) 203-1112 (domestically) or (719) 457-0820 (internationally) and use conference ID 6596014.

NON-GAAP Financial Measures:

The Company uses non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. Company management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, the Company uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, and amortization including stock-based compensation. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA and Free Cash Flow. Since an outside investor may base its evaluation of the Company's performance on the Company's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance of liquidity, as determined under GAAP.

Pro Forma Information. Pro forma information is used for the second quarter of 2008 revenues in order to back out the revenue of a subsidiary the Company sold in June 2008 so that investors can evaluate and compare interCLICK’s continuing operations.

Free Cash Flow. Free Cash Flow measures EBITDA less capital expenditures.  Management believes that Free Cash Flow provides meaningful information about the Company’s liquidity and future cash availability to fund its operations.  A limitation of using Free Cash Flow versus the GAAP measure of net cash provided by operating activities is that the Free Cash Flow does not represent the total increase or decreases in the cash balance from operations for the period.

To comply with Regulation G of the Securities and Exchange Commission, interCLICK, Inc. attaches to this press release and will post to the Company's website (www.interclick.com) any reconciliations of certain non-GAAP measures to the nearest comparable GAAP measures that are presented in this press release.

About interCLICK

interCLICK, Inc. operates the interCLICK Network, an online advertising platform that combines advanced behavioral targeting with complete data and inventory transparency, allowing advertisers to identify and track their desired audience on an unprecedented level. interCLICK offers advanced proprietary demographic, behavioral, contextual, geographic and retargeting technologies across a network of name brand publishers to ensure the right message is delivered to a precise audience in a brand friendly environment. For more information about the interCLICK Network, visit http://www.interclick.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) including our expectations regarding the enhancement of our competitive position resulting from investments in the Company’s infrastructure, our expectations regarding growth in 2009, revenue for the third quarter and year of 2009 and gross margin for the third quarter and year of 2009. Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the impact of intense competition, the continuation or worsening of current economic conditions and the condition of the domestic and global credit and capital markets. Further information on interCLICK’s risk factors is contained in its filings with the Securities and Exchange Commission, including the Form 10-K filed on March 31, 2009 excluding the going concern risk factor.  interCLICK does not undertake any duty nor does it intend to update the results of these forward-looking statements.

Contacts:

interCLICK, Inc.
Michael Mathews, CEO
(646) 558-1224

Investor Relations:
Dan Schustack
CEOCast, Inc.
dschustack@ceocast.com
(212) 732-4300

interCLICK, Inc. (formerly Customer Acquisition Network Holdings, Inc.) Quarterly Consolidated Statements of Operations: 1Q08 to 2Q09	For the Three Months Ended June 30, 2009	For the Three Months Ended March 31, 2009	For the Three Months Ended Dec. 31, 2008	For the Three Months Ended Sept. 30, 2008	For the Three Months Ended June 30, 2008	For the Three Months Ended March 31, 2008

Revenues	$10,648,686	$8,423,291	$8,460,030	$5,756,707	$4,673,629	$3,561,967
Cost of revenue	5,624,005	4,440,598	5,259,870	3,964,388	3,412,541	2,707,537
Gross profit	5,024,681	3,982,693	3,200,160	1,792,319	1,261,088	854,430

Operating expenses:
Sales and marketing	2,691,096	2,042,306	1,332,126	1,282,205	1,445,894	824,746
General and administrative	1,637,082	903,662	1,241,981	923,456	908,228	1,254,923
Stock-based compensation	777,173	576,570	524,160	439,768	502,379	474,173
Technology support	420,958	332,049	296,403	256,370	231,371	277,038
Merger, acquisition, and divestiture costs	113,156	65,379	82,627	57,415	274,903	237,160
Amortization of intangible assets	49,760	49,760	104,570	104,571	104,630	104,738
Bad debt expense	47,375	(207,767)	162,501	150,000	97,436	4,800
Total operating expenses	5,736,600	3,761,959	3,744,368	3,213,785	3,564,841	3,177,578

Operating income/(loss) from continuing operations	(711,919)	220,734	(544,208)	(1,421,466)	(2,303,753)	(2,323,148)

Other income (expense):
Interest income	-	12	2,192	8,140	3,329	3,433
Loss on settlement of debt	-	-	-	-	(20,121)	-
Loss on sale of available-for-sale securities	(36,349)	-	-	(116,454)	-	-
Loss on disposal of fixed assets	-	-	1,750	(15,385)	-	-
Loss on change in warrant derivative liability	(159,294)	(72,767)	-	-	-	-
Interest expense	(126,681)	(113,592)	(103,413)	(189,382)	(534,887)	(698,616)
Total other income (expense)	(322,324)	(186,347)	(99,471)	(313,081)	(551,679)	(695,183)

Income/(loss) from continuing operations before income taxes	(1,034,243)	34,387	(643,679)	(1,734,547)	(2,855,432)	(3,018,331)

Income tax benefit			1,687,305

Equity in investee's loss, net of taxes	-	-	-	(404,103)	(249,128)	-

Income/(loss) from continuing operations	(1,034,243)	34,387	1,043,626	(2,138,650)	(3,104,560)	(3,018,331)

Discontinued operations:
Loss from discontinued operations, net of tax	-	-	752,292	(1,053,059)	(218,187)	(716,986)
Loss on sale of discontinued operations, net of tax	-	(1,220)	(2,448,147)	(498,554)	(624,981)	-
Net loss from discontinued operations	-	(1,220)	(1,695,855)	(1,551,613)	(843,168)	(716,986)

Net income/(loss)	(1,034,243)	33,167	(652,229)	(3,690,263)	(3,947,728)	(3,735,317)

Other comprehensive loss:
Loss on sale of available-for-sale securities	-	-	-	(197,704)	-	-
Net loss from discontinued operations	-	-	-	(197,704)	-	-

Comprehensive income/(loss)	$(1,034,243)	$33,167	$(652,229)	$(3,887,967)	$(3,947,728)	$(3,735,317)

Loss per share from continuing operations - basic and diluted	$(0.03)	$0.00	$0.03	$(0.06)	$(0.09)	$(0.08)
Loss per share from discontinued operations - basic and diluted	$-	$-	$(0.04)	$(0.04)	$(0.02)	$(0.02)
Net loss per share - basic and diluted	$(0.03)	$0.00	$(0.02)	$(0.10)	$(0.11)	$(0.10)

Weighted average shares outstanding - basic and diluted	38,329,875	37,845,167	37,845,167	37,808,210	36,940,689	35,946,334

Reconciliation of non-GAAP results of operations measures to nearest comparable GAAP measures.

Operating income/(loss) from continuing operations	(711,919)	220,734	(544,208)	(1,421,466)	(2,303,753)	(2,323,148)

Stock-based compensation	777,173	576,570	524,160	439,768	502,379	474,173
Amortization of intangible assets	49,760	49,760	104,570	104,571	104,630	104,738
Depreciation	74,978	72,386	72,817	66,448	49,476	56,747

EBITDA	189,992	919,450	157,339	(810,679)	(1,647,268)	(1,687,490)

Capital expenditures	(54,620)	(19,263)	(34,458)	(151,398)	(42,589)	(128,561)

Free Cash Flow	135,372	900,187	122,881	(962,077)	(1,689,857)	(1,816,051)

interCLICK, Inc.
(formerly Customer Acquisition Network Holdings, Inc.)
Consolidated Balance Sheet: 1Q08 to 2Q09	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Assets

Current assets:
Cash and cash equivalents	$2,784,986	$191,002	$183,871	$611,189	$448,024	$1,142,369
Accounts receivable, gross	10,434,167	8,651,433	7,545,311	5,049,037	3,625,713	2,549,594
Allowance for doubtful accounts	(185,032)	(216,532)	(425,000)	(345,208)	(201,248)	(150,000)
Accounts receivable, net of allowance	10,249,135	8,434,901	7,120,311	4,703,829	3,424,465	2,399,594
Note receivable	-	-	-	-	1,000,000	-
Due from factor	1,034,712	798,424	637,705	-	-	-
Prepaid expenses and other current assets	372,187	186,851	94,164	205,796	43,291	78,329
Total current assets	14,441,020	9,611,178	8,036,051	5,520,814	4,915,780	3,620,292

Property and equipment, net	523,432	543,790	596,913	633,523	570,799	583,845
Intangible assets, net	510,593	560,353	610,113	714,683	819,254	923,883
Goodwill	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571
Investment in OPMG	728,572	1,650,000	1,650,000	1,694,000	3,500,872	-
Deferred deferred debt issue costs, gross	40,000	40,000	40,000	-	-	91,437
Accumulated amortization	(28,250)	(21,111)	(6,667)	-	-	(60,959)
Deferred debt issue costs, net	11,750	18,889	33,333	-	-	30,478
Deferred acquisition costs	-	-	-	-	-	-
Other assets	191,664	191,664	191,664	211,943	105,602	66,937
Assets held for sale - discontinued operations	-	-	-	-	-	8,302,381

Total assets	$24,316,602	$20,485,445	$19,027,645	$16,684,534	$17,821,878	$21,437,387

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$6,372,241	$5,123,171	$5,288,807	$3,937,095	$2,711,468	$2,434,127
Line of credit	5,160,291	3,992,119	3,188,425	-	-	-
Senior secured notes payable, net of debt discount	-	-	-	-	1,652,754	4,549,164
Note Payable, current portion	288,500	400,000	400,000	1,300,000	-	-
Settlement payable	-	-	248,780	1,090,230	-	-
Accrued expenses	603,501	599,915	310,685	610,390	1,602,154	1,137,981
Warrant derivative liability	143,578	492,781	-	-	-	-
Deferred Revenue	143,548	95,098	9,972	100,935	83	-
Accrued interest expense	5,028	22,866	16,948	1,068	121,964	101,470
Capital lease obligation, current portion	10,098	9,959	10,615	10,319	10,319	9,290
Deferred rent, current portion	2,906	2,605	-	-	-	-
Total current liabilities	12,729,691	10,738,514	9,474,232	7,050,037	6,098,742	8,232,032

Deferred rent	81,047	79,033	-	-	-	-
Capital lease obligation	4,376	6,953	82,191	10,286	14,474	17,791
Deferred tax liability	-	-	-	-	-	-
Liabilities held for sale - discontinued operations	-	-	-	-	-	768,631
Total liabilities	12,815,114	10,824,500	9,556,423	7,060,323	6,113,216	9,018,454

Stockholders’ equity (deficit)
Common Stock, $0.001 par value	41,221	37,846	37,846	37,846	37,646	36,180
Additional paid-in capital	27,336,751	23,601,690	24,889,586	24,390,346	22,737,949	19,450,713
Accumulated other comprehensive loss	(1,061,354)	(197,704)	(197,704)	(197,704)	-	-
Deferred equity-based expense	-	-	-	-	(150,919)	(99,676)
Accumulated deficit	(14,815,130)	(13,780,887)	(15,258,506)	(14,606,277)	(10,916,014)	(6,968,284)
Total stockholders’ equity	11,501,488	9,660,945	9,471,222	9,624,211	11,708,662	12,418,933

Total liabilities and stockholders’ equity	$24,316,602	$20,485,445	$19,027,645	$16,684,534	$17,821,878	$21,437,387

interCLICK, Inc. (formerly Customer Acquisition Network Holdings, Inc.) Consolidated Statement of Cash Flows: 1Q08 to 2Q09	For the Six Months Ended Jun. 30, 2009	For the Three Months Ended Mar. 31, 2009	For the Year Ended Dec. 31, 2008	For the Nine Months Ended Sep. 30, 2008	For the Six Months Ended Jun. 30, 2008	For the Three Months Ended Mar. 31, 2008	For the period from June 14, 2007 (Inception) to Dec. 31, 2007
Cash flows from operating activities:
Net income (loss)	$(1,001,076)	$33,167	$(11,856,468)	$(11,373,310)	$(7,683,047)	$(3,735,317)	$(3,232,967)
Add back loss from discontinued operations	1,220	1,220	3,120,317	3,111,767	1,560,154	716,986	-
Loss from continuing operations	(999,856)	34,387	(8,736,151)	(8,261,543)	(6,122,893)	(3,018,331)	(3,232,967)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Stock-based compensation	1,353,743	576,570	2,695,528	2,196,288	976,553	408,766	954,167
Change in fair value of warrant derivative liability	232,061	72,767	-	-	-	-	-
Amortization of debt discount	500	-	1,239,061	1,239,061	1,118,242	676,248	225,416
Equity method pick up from investment	-	-	653,231	653,231	249,128	-	-
Amortization of intangible assets	99,520	49,760	418,508	313,938	209,367	104,738	301,379
Provision for bad debts	(160,392)	(207,767)	414,737	252,236	102,236	4,800	116,055
Depreciation	147,364	72,386	245,489	172,671	106,223	53,461	44,896
Common stock issued for services	-	-	189,000	189,000	-	-
Amortization of deferred equity based expense	-	-	178,481	178,481	-	65,408
Loss on sale of marketable securities	36,349	-	116,454	116,454	-	-	-
Write off of deferred acquisition costs	-	-	96,954	96,954	96,954	96,954	-
Amortization of debt issue costs	21,583	14,444	44,172	77,505	77,505	47,027	13,932
Loss on settlement of debt	-	-	20,121	20,121	20,121	-
Loss on disposal of property and equipment	-	-	13,635	15,385	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(2,968,432)	(1,106,823)	(4,177,595)	(1,565,763)	(136,399)	985,908	(1,785,866)
Prepaid expenses and other current assets	(107,523)	(92,687)	(38,414)	(150,046)	12,459	(22,579)	(55,750)
Other assets	-	-	(124,727)	(145,006)	(38,665)	-	(31,064)
Accounts payable	1,083,434	(165,636)	2,720,506	1,492,102	211,864	(65,477)	955,235
Accrued expenses	292,816	289,230	(775,433)	(436,329)	53,989	(188,441)	219,163
Accrued interest	1,346	5,918	(19,225)	(35,105)	85,791	65,297	36,173
Deferred rent	11,257	8,942	-	-	-	-	-
Deferred revenue	133,576	85,126	109,153	100,935	83	-
Net cash used in operating activities	(822,654)	(363,383)	(4,716,515)	(3,479,430)	(2,977,442)	(786,221)	(2,239,231)

Cash flows from investing activities:
Purchases of property & equipment	(73,883)	(19,263)	(357,006)	(322,548)	(177,991)	(138,275)	(464,371)
Proceeds from sales of property & equipment	-	-	13,000	13,000	13,000	13,000	-
Acquisition of business, net of cash acquired	-	-	-	-	-	-	(5,120,540)
Proceeds from sales of marketable securities	21,429	-	1,078,000	1,034,000	-	-	-
Deferred acquisition costs	-	-	(10,619)	(10,619)	(10,619)	(10,619)	(129,333)
Net cash provided by investing activities	(52,454)	(19,263)	723,375	713,833	(175,610)	(135,894)	(5,714,244)

Cash flows from financing activities:
Proceeds from issuance of notes payable	-	-	1,300,000	1,300,000	-	-	4,450,000
Principal payments on notes payable	(100,000)	-	(5,423,573)	(4,523,573)	(2,750,000)	-	-
Proceeds from common stock and warrants issued for cash	2,257,000	-	2,912,500	2,912,500	2,536,500	475,000	6,998,547
Proceeds from line of credit, net	1,574,859	642,975	2,550,720	-	-	-	-
Debt issue costs	-	-	-	-	-	-	(91,438)
Proceeds from convertible promissory notes	-	-	-	-	-	-	250,000
Proceeds from issuance of common stock to founders	-	-	-	-	-	-	16,600
Proceeds from exercise of warrants	-	-	-	-	-	-	6,000
Principal payments on capital leases	(5,636)	(3,198)	(8,497)	(8,002)	(3,814)	(1,526)	(751)
Net cash provided by financing activities	3,726,223	639,777	1,331,150	(319,075)	(217,314)	473,474	11,628,958

Cash flows from discontinued operations:
Cash flows from operating activities	-	-	(2,685,674)	(2,685,674)	(1,251,172)	(435,553)	-
Cash flows from investing activities-acquisition	-	-	(1,885,624)	(1,885,624)	(1,605,921)	(1,648,920)	-
Cash flows from investing activities-divestiture	(250,000)	(250,000)	3,741,676	4,591,676	3,000,000	-	-
Net cash used in discontinued operations	(250,000)	(250,000)	(829,622)	20,378	142,907	(2,084,473)	-

Net (decrease) increase in cash and cash equivalents	2,601,115	7,131	(3,491,612)	(3,064,294)	(3,227,459)	(2,533,114)	3,675,483

Cash and cash equivalents at beginning of period	183,871	183,871	3,675,483	3,675,483	3,675,483	3,675,483

Cash and cash equivalents at end of period	$2,784,986	$191,002	$183,871	$611,189	$448,024	$1,142,369	$3,675,483